Exhibit 10.4
EXECUTION VERSION
TULSA PURCHASE OPTION AGREEMENT
     This Tulsa Purchase Option Agreement is being entered into on August 1, 2009 (this “Agreement”), by and between Holly Refining & Marketing — Tulsa LLC, a Delaware limited liability company (“Tulsa Refining”), and HEP Tulsa LLC, a Delaware limited liability company (“HEP Tulsa”). Each of Tulsa Refining and HEP Tulsa is individually referred to herein as a “Party” and collectively as the “Parties.”
RECITALS:
     WHEREAS, on June 1, 2009, Tulsa Refining acquired the Tulsa Refinery, including the Tulsa Loading Racks (each as defined below), from Sunoco, Inc. (R&M);
     WHEREAS, on the date hereof, HEP Tulsa is acquiring the Tulsa Loading Racks from Tulsa Refining pursuant to an Asset Purchase Agreement and will be granted certain access and other rights with respect to the Tulsa Loading Racks pursuant to an Equipment Sites, Access and Rail Line License Agreement (the “License Agreement”); and
     WHEREAS, Tulsa Refining and HEP Tulsa desire to enter into this Agreement to evidence their agreement regarding certain purchase options and put rights (some of which are summarized on Exhibit A attached hereto) with respect to the Tulsa Loading Racks.
     NOW, THEREFORE, the parties to this Agreement hereby agree as follows:
     Section 1. Definitions
     Capitalized terms used throughout this Agreement and not otherwise defined herein shall have the meanings set forth below.
     “Acquisition Proposal” has the meaning set forth in Section 4(b).
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question, excluding, in the case of Tulsa Refining, the Partnership Group Members and excluding, in the case of HEP Tulsa, the Holly Group Members.
     “Agreement” has the meaning set forth in the introduction.
     “Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

     “Arbitrable Dispute” means any and all disputes, Claims, controversies and other matters in question between HEP Tulsa, on the one hand, and Tulsa Refining, on the other hand, arising out of or relating to this Agreement or the alleged breach hereof, or in any way relating to the subject matter of this Agreement regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by Applicable Law or otherwise or (d) seeking damages or any other relief, whether at law, in equity or otherwise.
     “Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.
     “Control” (including with correlative meaning, the term “controlled by”) means, as used with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Disposition Notice” has the meaning set forth in Section 4(b).
     “Fair Market Value” means the fair market cash value of the Tulsa Loading Racks to a third party at the time of the proposed sale to Tulsa Refining or its Affiliates, excluding any value pursuant to the Tulsa Throughput Agreement or any other agreement relating to the Tulsa Loading Racks, less the sum of the actual amounts expended for capital expenditures and improvements made by Tulsa Refining or its Affiliates to the Tulsa Loading Racks during the Term.
     “First ROFR Acceptance Deadline” has the meaning set forth in Section 4(b).
     “Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
     “HEP Tulsa” has the meaning set forth in the introduction.
     “Holly” means Holly Corporation, a Delaware corporation.
     “Holly Group” means Holly Corporation, a Delaware corporation, and Tulsa Refining and any Subsidiary of Tulsa Refining, treated as a single consolidated entity.
     “Holly Group Member” means any member of the Holly Group.
     “License Agreement” has the meaning set forth in the recitals.
     “Offer Price” has the meaning set forth in Section 4(b).

     “Partnership” means Holly Energy Partners, L.P., a Delaware limited partnership.
     “Partnership Group” means the Partnership, Holly Energy Partners — Operating, L.P. and any Subsidiary of any such Person, treated as a single consolidated entity.
     “Partnership Group Member” means any member of the Partnership Group.
     “Party” or “Parties” has the meaning set forth in the introduction.
     “Permitted Encumbrances” means (i) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings; (ii) mechanics, carriers’, workers’, repairmen’s, landlord’s and other similar liens imposed by law arising or incurred in the ordinary course of business with respect to charges not yet due and payable; and (iii) such other encumbrances, if any, which were not incurred in connection with the borrowing of money or the advance of credit and which do not materially detract from the value of or interfere with the present use, or any use presently anticipated by the owner thereof, of the property subject thereto or affected thereby, and including without limitation capital leases.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “Proposed Transferee” has the meaning set forth in Section 4(b).
     “Purchaser” has the meaning set forth in Section 3(a).
     “Real Property” has the meaning set forth in Section 6(a).
     “Respondent” has the meaning set forth in Section 10(e).
     “Sale Assets” has the meaning set forth in Section 4(b).
     “Second ROFR Acceptance Deadline” has the meaning set forth in Section 4(b)
     “Subsidiary” means with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
     “Term” has the meaning set forth in the Tulsa Throughput Agreement.
     “Transfer” including the correlative terms “Transferring” or “Transferred” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of the Tulsa Loading Racks.
     “Tulsa Loading Racks” has the meaning set forth in the Tulsa Throughput Agreement.
     “Tulsa Refinery” means the refinery owned by Tulsa Refining located at 1700 S. Union Avenue, Tulsa, Oklahoma 74107.
     “Tulsa Refining” has the meaning set forth in the introduction.
     “Tulsa Throughput Agreement” means the Tulsa Equipment and Throughput Agreement, dated as of August 1, 2009, between Tulsa Refining and HEP Tulsa, as amended from time-to-time.
     “UCC” means the Uniform Commercial Code of the State of Delaware.
     Section 2. Option to Purchase the Tulsa Loading Racks Upon Termination of the Tulsa Throughput Agreement Due to Non-Renewal or Extension of the Tulsa Throughput Agreement
     (a) HEP Tulsa hereby grants to Tulsa Refining the unconditional right and option to purchase for Fair Market Value (in accordance with this Section 2) all of HEP Tulsa’s, right title and interest in, to and under the Tulsa Loading Racks. In the event Tulsa Refining desires to exercise its option to purchase the Tulsa Loading Racks pursuant to this Section 2, it shall provide prior written notice to HEP Tulsa of its desire to so purchase the Tulsa Loading Racks; such written notice shall be provided not more than twenty-four (24) months and not less than twelve (12) months prior to the date of termination of this Agreement.
     (b) If Tulsa Refining decides to exercise the option to purchase the Tulsa Loading Racks, it will provide written notice to HEP Tulsa of such exercise, the Fair Market Value it proposes to pay for the Tulsa Loading Racks, and the other terms of the purchase. If Tulsa Refining and HEP Tulsa are unable to agree on the Fair Market Value of the Tulsa Loading Racks or the other terms of the purchase within 30 days following HEP Tulsa’s receipt of Tulsa Refining’s notice of its exercise of the option to purchase the Tulsa Loading Racks, the Parties will engage a mutually-agreed-upon investment banking firm to determine, within 30 days of such investment banking firm’s engagement, the Fair Market Value of the Tulsa Loading Racks and/or the other terms on which Tulsa Refining and HEP Tulsa are unable to agree. The fees of the investment banking firm will be split equally between Tulsa Refining and HEP Tulsa. Once the investment banking firm submits its determination of the Fair Market Value of the Tulsa Loading Racks and/or the other terms on which Tulsa Refining and HEP Tulsa are unable to agree, Tulsa Refining will have the right, but not the obligation, to purchase the Tulsa Loading

Racks on the terms as modified by the determination of the investment banking firm. Tulsa Refining will provide written notice of its decision to HEP Tulsa within 30 days after the investment banking firm has submitted its determination. Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Tulsa Loading Racks.
     (c) If Tulsa Refining chooses to exercise its option to purchase the Tulsa Loading Racks under this Section 2, this Agreement shall become a contract of sale and purchase for the Tulsa Loading Racks pursuant to which HEP Tulsa shall be obligated to sell the Tulsa Loading Racks to Tulsa Refining and Tulsa Refining shall be obligated to purchase the Tulsa Loading Racks from HEP Tulsa. The terms of the purchase and sale agreement, unless otherwise agreed to by Tulsa Refining and HEP Tulsa, will include the following:
          (i) Tulsa Refining will deliver, or cause to be delivered, a cash purchase price (or any other consideration agreed to by Tulsa Refining and HEP Tulsa (each in their sole discretion));
          (ii) HEP Tulsa will represent that there are no liens on the Tulsa Loading racks (other than Permitted Encumbrances) and that it has good and indefeasible title to the Tulsa Loading Racks, subject to all Permitted Encumbrances, matters recorded and physical conditions existing as of the date of this Agreement, plus any other such matters as Tulsa Refining may approve, which approval will not be unreasonably withheld;
          (iii) unless otherwise agreed to by the Parties, the closing date for the purchase of the Tulsa Loading Racks shall occur on the date of termination of this Agreement;
          (iv) HEP Tulsa shall execute, have acknowledged and deliver to Tulsa Refining a bill of sale or comparable document and, if applicable, a conveyance, special warranty deed, assignment of easement, or comparable document, as appropriate, in the applicable jurisdiction, on the closing date for the purchase of the Tulsa Loading Racks conveying the Tulsa Loading Racks unto Tulsa Refining free and clear of all encumbrances created or allowed by HEP Tulsa other than those set forth in Section 2(c)(ii) above;
          (v) subject to the requirements set forth in Section 2(c)(ii) and Section 2(c)(iv), the sale of the Tulsa Loading Racks shall be made on an “as is,” “where is” and “with all faults” basis, and the instruments conveying the Tulsa Loading Racks shall contain appropriate disclaimers;
          (vi) neither HEP Tulsa nor Tulsa Refining shall have any obligation to sell or buy the Tulsa Loading Racks if any required written consents of governmental authorities and other third parties have not been obtained or such sale or purchase is prohibited by Applicable Law; and
          (vii) the sale of the Tulsa Loading Racks shall be subject to the receipt of any consents or waivers required pursuant to the Amended and Restated Credit Agreement, dated as of August 27, 2007, among Holly Energy Partners — Operating, L.P., the Banks party thereto, and Union Bank, N.A., as Administrative Agent, as such agreement may be amended, restated, otherwise modified or refinanced from time to time.

     (d) Tulsa Refining and HEP Tulsa shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the third business day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that such delay shall not exceed 120 days and, if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, by such 120th day, then Tulsa Refining may notify HEP Tulsa that it is waiving its option to purchase the Tulsa Loading Racks and thereafter neither Tulsa Refining nor HEP Tulsa shall have any further obligation under this Section 2 with respect to Tulsa Refining’s prior election to purchase the Tulsa Loading Racks.
     (e) Notwithstanding anything in this Agreement to the contrary, if Tulsa Refining chooses or is deemed to have chosen not to exercise its option to purchase the Tulsa Loading Racks at the price determined by the investment banking firm under Section 2(b), such choice shall not impact its rights to purchase the Tulsa Loading Racks pursuant to this Section 2 in the future and such rights shall remain in effect and shall not be extinguished until the expiration of the term set forth in Section 2(a).
     Section 3. Repurchase Right In Event of a Sale of the Tulsa Refinery; Buyout of Remaining Term
     (a) If during the Term Tulsa Refining (i) shuts down the Tulsa Refinery and such planned shut down is intended at the time of such shut down to be permanent or (ii) sells or causes to be sold to a third party(ies), including any Person in which Holly or its Affiliates have a minority interest, the Tulsa Refinery, including, among other things, any sale, merger or consolidation of the entity or entities which own the Tulsa Refinery and related assets, then Tulsa Refining shall be entitled to (x) assign all of its rights and obligations under this Agreement and the Tulsa Throughput Agreement to such third party(ies) or (y) purchase the Tulsa Loading Racks for a cash purchase price equal to the net present value, at a discount rate of 15%, of the remaining minimum payments, based upon the then current base tariff, under Section 2(a) of the Tulsa Throughput Agreement from the date of the sale through the end of the Term, which (in the case of (y)) will result in the termination of the Tulsa Throughput Agreement. (The cash purchase price in clause (y) does not include Fair Market Value and such concept shall not apply to the cash purchase price payable pursuant to this Section 3.) In the event Tulsa Refining elects to purchase the Tulsa Loading Racks in accordance with this Section 3, then this Agreement shall become a contract of sale and purchase for the Tulsa Loading Racks pursuant to which HEP Tulsa shall be obligated to sell the Tulsa Loading Racks to Tulsa Refining or the third party(ies) purchasing the Tulsa Refinery (the “Purchaser”). The terms of the purchase and sale agreement, unless otherwise agreed to by Tulsa Refining and HEP Tulsa, will include the following:
          (i) Tulsa Refining or the Purchaser, as applicable, will deliver, or cause to be delivered, a cash purchase price (or any other consideration agreed to by Tulsa Refining or the Purchaser, as applicable, and HEP Tulsa (each in their sole discretion));
          (ii) HEP Tulsa will represent that there are no liens on the Tulsa Loading Racks (other than Permitted Encumbrances) and that it has good and indefeasible title to the Tulsa Loading Racks, subject to all Permitted Encumbrances, matters recorded and physical conditions existing as of the date of this Agreement, plus any other such matters as Tulsa Refining or the Purchaser may approve, which approval will not be unreasonably withheld;
          (iii) unless otherwise agreed to by Tulsa Refining or the Purchaser, as applicable, and HEP Tulsa, the closing date for the purchase of the Tulsa Loading Racks shall occur no later than 90 days following receipt by HEP Tulsa of written notice by Tulsa Refining of the exercise of its rights under this Section 3;
          (iv) HEP Tulsa shall execute, have acknowledged and deliver to Tulsa Refining or the Purchaser, as applicable, a bill of sale or comparable document and, if applicable, a conveyance, special warranty deed, assignment of easement, or comparable document, as appropriate, in the applicable jurisdiction, on the closing date for the purchase of the Tulsa Loading Racks conveying the Tulsa Loading Racks unto Tulsa Refining or the Purchaser, as applicable, free and clear of all encumbrances created or allowed by HEP Tulsa other than those set forth in Section 3(a)(ii) above;
          (v) subject to the requirements set forth in Section 3(a)(ii) and Section 3(a)(iv), the sale of the Tulsa Loading Racks shall be made on an “as is,” “where is” and “with all faults” basis, and the instruments conveying the Tulsa Loading Racks shall contain appropriate disclaimers;
          (vi) neither HEP Tulsa nor Tulsa Refining or the Purchaser shall have any obligation to sell or buy the Tulsa Loading Racks if any required written consents of governmental authorities and other third parties have not been obtained or such sale or purchase is prohibited by Applicable Law; and
          (vii) the sale of the Tulsa Loading Racks shall be subject to the receipt of any consents or waivers required pursuant to the Amended and Restated Credit Agreement, dated as of August 27, 2007, among Holly Energy Partners — Operating, L.P., the Banks party thereto, and Union Bank, N.A., as Administrative Agent, as such agreement may be amended, restated, otherwise modified or refinanced from time to time.
     (b) Tulsa Refining or the Purchaser, as applicable, and HEP Tulsa shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the third business day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that such delay shall not exceed 120 days and, if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, by such 120th day, then Tulsa Refining or the Purchaser, as applicable, may notify HEP Tulsa that it is waiving its right to purchase the Tulsa Loading Racks and thereafter none of Tulsa Refining, the Purchaser or HEP Tulsa shall have any further obligation under this Section 3 with respect to Tulsa Refining’s prior election to purchase the Tulsa Loading Racks.
     (c) If Purchaser does not agree to assume the License Agreement and Tulsa Refining’s rights and obligations as “Licensor” thereunder, then Tulsa Refining shall have been deemed to have exercised its option to purchase the Tulsa Loading Racks under this Section 3 at a purchase price as determined under clause (y) in Section 3(a).
     Section 4. Tulsa Refining Right of First Refusal to Purchase the Tulsa Loading Racks
     (a) HEP Tulsa hereby grants to Tulsa Refining a right of first refusal on any proposed Transfer (other than a grant of a security interest to a bona fide third-party lender or a Transfer to an Affiliate) of the Tulsa Loading Racks.
     (b) If HEP Tulsa proposes to Transfer any of the of the Tulsa Loading Racks to any Person pursuant to a bona fide third-party offer (an “Acquisition Proposal”), then HEP Tulsa shall promptly give written notice (a “Disposition Notice”) thereof to Tulsa Refining. The Disposition Notice shall set forth the following information in respect of the proposed Transfer: the name and address of the prospective acquiror (the “Proposed Transferee”), the Tulsa Loading Racks subject to the Acquisition Proposal (the “Sale Assets”), the purchase price offered by such Proposed Transferee (the “Offer Price”), reasonable detail concerning any non-cash portion of the proposed consideration, if any, to allow Tulsa Refining to reasonably determine the fair market value of such non-cash consideration, HEP Tulsa’s estimate of the fair market value of any non-cash consideration and all other material terms and conditions of the Acquisition Proposal that are then known to HEP Tulsa. To the extent the Proposed Transferee’s offer consists of consideration other than cash (or in addition to cash) the Offer Price shall be deemed equal to the amount of any such cash plus the fair market value of such non-cash consideration. In the event Tulsa Refining and HEP Tulsa agree as to the fair market value of any non-cash consideration, Tulsa Refining will provide written notice of its decision regarding the exercise of its right of first refusal to purchase the Sale Assets within 30 days of its receipt of the Disposition Notice (the “First ROFR Acceptance Deadline”). Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Sale Assets. In the event (i) Tulsa Refining’s determination of the fair market value of any non-cash consideration described in the Disposition Notice (to be determined by Tulsa Refining within 30 days of receipt of such Disposition Notice) is less than the fair market value of such consideration as determined by HEP Tulsa in the Disposition Notice and (ii) Tulsa Refining and HEP Tulsa are unable to mutually agree upon the fair market value of such non-cash consideration within 30 days after Tulsa Refining notifies HEP Tulsa of its determination thereof, HEP Tulsa and Tulsa Refining shall engage a mutually-agreed-upon investment banking firm to determine the fair market value of the non-cash consideration. Such investment banking firm shall be instructed to return its decision within 30 days after all material information is submitted thereto, which decision shall be final. The fees of the investment banking firm will be split equally between Tulsa Refining and HEP Tulsa. Tulsa Refining will provide written notice of its decision regarding the exercise of its right of first refusal to purchase the Sale Assets to HEP Tulsa within 30 days after the investment banking firm has submitted its determination (the “Second ROFR Acceptance Deadline”). Failure to provide such notice within such 30-day period shall be deemed to constitute a decision by Tulsa Refining not to purchase the Sale Assets. If Tulsa Refining fails to exercise a right during any applicable period set forth in this Section 4(b), Tulsa Refining shall be deemed to have waived its rights with respect to such proposed disposition of the Sale Assets, but not with respect to any future offer of Tulsa Loading Racks.

     (c) If Tulsa Refining chooses to exercise its right of first refusal to purchase the Sale Assets under Section 4(b), Tulsa Refining and HEP Tulsa shall enter into a purchase and sale agreement for the Sale Assets which, unless otherwise agreed to by Tulsa Refining and HEP Tulsa shall include the following terms:
          (i) Tulsa Refining will agree to deliver cash for the Offer Price (or any other consideration agreed to by Tulsa Refining and HEP Tulsa (each in their sole discretion));
          (ii) HEP Tulsa will represent that there are no liens on the Sale Assets (other than Permitted Encumbrances) and that it has good and indefeasible title to the Sale Assets, subject to all Permitted Encumbrances, matters recorded and physical conditions existing as of the date of this Agreement, plus any other such matters as Tulsa Refining may approve, which approval will not be unreasonably withheld;
          (iii) unless otherwise agreed to by the Parties, the closing date for the purchase of the Sale Assets shall occur no later than 90 days following receipt by HEP Tulsa of written notice by Tulsa Refining of its intention to exercise its option to purchase the Sale Assets pursuant to Section 4(b);
          (iv) HEP Tulsa shall execute, have acknowledged and deliver to Tulsa Refining a bill of sale or comparable document and, if applicable, a conveyance, special warranty deed, assignment of easement, or comparable document, as appropriate, in the applicable jurisdiction, on the closing date for the purchase of the Sale Assets conveying the Sale Assets unto Tulsa Refining free and clear of all encumbrances created or allowed by HEP Tulsa other than those set forth in Section 4(c)(ii) above;
          (v) subject to the requirements set forth in Section 4(c)(ii) and Section 4(c)(iv), the sale of any Sale Assets shall be made on an “as is,” “where is” and “with all faults” basis, and the instruments conveying such Sale Assets shall contain appropriate disclaimers;
          (vi) the termination of the Tulsa Throughput Agreement;
          (vii) neither HEP Tulsa nor Tulsa Refining shall have any obligation to sell or buy the Sale Assets if any required written consents of governmental authorities and other third parties have not been obtained or such sale or purchase is prohibited by Applicable Law; and
          (viii) the sale of the Tulsa Loading Racks shall be subject to the receipt of any consents or waivers required pursuant to the Amended and Restated Credit Agreement, dated as of August 27, 2007, among Holly Energy Partners — Operating, L.P., the Banks party thereto, and Union Bank, N.A., as Administrative Agent, as such agreement may be amended, restated, otherwise modified or refinanced from time to time.
     (d) Tulsa Refining and HEP Tulsa shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the third business day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that such delay shall not exceed 120 days and, if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, by such 120th day, then Tulsa Refining may notify HEP Tulsa that it is waiving its right to purchase the Sale Assets described in the Disposition Notice and thereafter neither Tulsa Refining nor HEP Tulsa shall have any further obligation under this Section 4 with respect to such Sale Assets unless such Sale Assets again become subject to this Section 4 pursuant to Section 4(e).
     (e) If the Transfer to the Proposed Transferee is not consummated in accordance with the terms of the Acquisition Proposal within the later of (i) 180 days after the later of the applicable ROFR Acceptance Deadline, and (ii) 10 days after the satisfaction of all governmental approval or filing requirements, if any, the Acquisition Proposal shall be deemed to lapse, and HEP Tulsa may not Transfer any of the Sale Assets described in the Disposition Notice without complying again with the provisions of this Section 4 if and to the extent then applicable.
     Section 5. HEP Tulsa Put Right
     (a) Tulsa Refining hereby grants to HEP Tulsa the unconditional right and option to sell to Tulsa Refining for $100.00 (in accordance with this Section 5) all of HEP Tulsa’s, right title and interest in, to and under the Tulsa Loading Racks. In the event HEP Tulsa desires to exercise its option to sell the Tulsa Loading Racks pursuant to this Section 5(a), it shall provide prior written notice to Tulsa Refining of its desire to so sell the Tulsa Loading Racks; such written notice shall be provided not less than six (6) months prior to the date of termination of this Agreement.
     (b) Notwithstanding the foregoing, in the event Tulsa Refining duly exercises its option to sell the Real Property (as defined below) to HEP Tulsa pursuant to Section 6, then HEP Tulsa shall have the unconditional right and option to sell to Tulsa Refining for $100.00 (in accordance with this Section 5) all of HEP Tulsa’s, right title and interest in, to and under the Tulsa Loading Racks; provided, that in the event HEP Tulsa desires to exercise its option to sell the Tulsa Loading Racks pursuant to this Section 5(b), it must provide written notice to Tulsa Refining of its desire to so sell the Tulsa Loading Racks within fifteen (15) days following its receipt of the Real Property Put Right Notice (as defined below). Notwithstanding anything in this Agreement to the contrary, in the event HEP Tulsa duly exercises its option to sell all of HEP Tulsa’s, right title and interest in, to and under the Tulsa Loading Racks to Tulsa Refining pursuant to this Section 5(b), then (i) Tulsa Refining’s exercise of its option to sell the Real Property to HEP Tulsa pursuant to Section 6 shall automatically be voided and of no further force and effect and (ii) (x) the provisions of Section 2, Section 3, Section 4 and Section 6 shall terminate simultaneously with the termination of the Tulsa Throughput Agreement and (y) the term of this Agreement shall be extended and this Agreement shall terminate simultaneously with the closing of the sale of the Tulsa Loading Racks pursuant to this Section 5.
     (c) If HEP Tulsa chooses to exercise its option to sell the Tulsa Loading Racks under this Section 5, this Agreement shall become a contract of sale and purchase for the Tulsa Loading Racks pursuant to which Tulsa Refining shall be obligated to purchase the Tulsa Loading Racks from HEP Tulsa and HEP Tulsa shall be obligated to sell the Tulsa Loading Racks to Tulsa Refining. The terms of the purchase and sale agreement, unless otherwise agreed to by Tulsa Refining and HEP Tulsa, will include the following:

          (i) Tulsa Refining will deliver, or cause to be delivered, the $100.00 purchase price in cash for the Tulsa Loading Racks, which will result in the termination of the Tulsa Throughput Agreement;
          (ii) HEP Tulsa will represent that there are no liens on the Tulsa Loading Racks (other than Permitted Encumbrances) and that it has good and indefeasible title to the Tulsa Loading Racks, subject to all Permitted Encumbrances, matters recorded and physical conditions existing as of the date of this Agreement, plus any other such matters as Tulsa Refining may approve, which approval will not be unreasonably withheld;
          (iii) unless otherwise agreed to by the Parties, the closing date for the purchase of the Tulsa Loading Racks shall occur on the date of termination of this Agreement;
          (iv) HEP Tulsa shall execute, have acknowledged and deliver to Tulsa Refining a bill of sale or comparable document and, if applicable, a conveyance, special warranty deed, assignment of easement, or comparable document, as appropriate, in the applicable jurisdiction, on the closing date for the sale of the Tulsa Loading Racks conveying the Tulsa Loading Racks unto Tulsa Refining free and clear of all encumbrances created or allowed by HEP Tulsa other than those set forth in Section 5(c)(ii) above;
          (v) subject to the requirements set forth in Section 5(c)(ii) and Section 5(c)(iv), the sale of the Tulsa Loading Racks shall be made on an “as is,” “where is” and “with all faults” basis, and the instruments conveying the Tulsa Loading Racks shall contain appropriate disclaimers;
          (vi) the termination of the Tulsa Throughput Agreement;
          (vii) neither HEP Tulsa nor Tulsa Refining shall have any obligation to sell or buy the Tulsa Loading Racks if any required written consents of governmental authorities and other third parties have not been obtained or such sale or purchase is prohibited by Applicable Law; and
          (viii) the sale of the Tulsa Loading Racks shall be subject to the receipt of any consents or waivers required pursuant to the Amended and Restated Credit Agreement, dated as of August 27, 2007, among Holly Energy Partners — Operating, L.P., the Banks party thereto, and Union Bank, N.A., as Administrative Agent, as such agreement may be amended, restated, otherwise modified or refinanced from time to time.
     (d) Tulsa Refining and HEP Tulsa shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the third business day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that such delay shall not exceed 120 days and, if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, by such 120th day, then HEP Tulsa may notify Tulsa Refining that it is waiving its option to sell the Tulsa Loading Racks and thereafter neither Tulsa Refining nor HEP Tulsa shall have any further obligation under this Section 5 with respect to HEP Tulsa’s prior election to sell the Tulsa Loading Racks.

     Section 6. Tulsa Refining Put Right of Real Property
     (a) Subject to Section 5(b), HEP Tulsa hereby grants to Tulsa Refining the unconditional right and option to sell to HEP Tulsa for $100.00 (in accordance with this Section 6) all of Tulsa Refining’s, right, title and interest in, to and under the real property located directly under the Tulsa Loading Racks (the “Real Property”); provided that such right shall not be exercisable (i) if Tulsa Refining has exercised its option to purchase the Tulsa Loading Racks pursuant to Section 2 or Section 3, (ii) if HEP Tulsa has exercised its right to sell the Tulsa Loading Racks to Tulsa Refining pursuant to Section 5(a), (iii) with respect to the real property underlying the Sale Assets which Tulsa Refining has exercised its right of first refusal to purchase pursuant to Section 4, or (iv) at any time prior to that date which is six (6) months prior to the date of scheduled termination of this Agreement. In the event Tulsa Refining desires to exercise its option to sell the Real Property pursuant to this Section 6, it shall provide written notice to HEP Tulsa (the “Real Property Put Right Notice”) of its desire to so sell the Real Property not more than six (6) months and not less than twenty (20) days prior to the date of termination of this Agreement. In the event Tulsa Refining notifies HEP Tulsa of its desire to exercise its put right under this Section 6, then, notwithstanding Section 8, but subject to Section 5(b), (x) the provisions of Section 2, Section 3, Section 4 and Section 5 shall terminate simultaneously with the termination of the Tulsa Throughput Agreement and (y) the term of this Agreement shall be extended and this Agreement shall terminate simultaneously with the closing of the sale of the Real Property pursuant to this Section 6.
     (b) If Tulsa Refining chooses to exercise its option to sell the Real Property under this Section 6, this Agreement shall become a contract of sale and purchase for the Real Property pursuant to which HEP Tulsa shall be obligated to purchase the Real Property from Tulsa Refining and Tulsa Refining shall be obligated to sell the Real Property to HEP Tulsa. The terms of the purchase and sale agreement, unless otherwise agreed to by Tulsa Refining and HEP Tulsa, will include the following:
          (i) HEP Tulsa will deliver, or cause to be delivered, the $100.00 purchase price in cash for the Real Property, which will result in the termination of the Tulsa Throughput Agreement;
          (ii) Tulsa Refining will represent that it has good and indefeasible title to the Real Property, subject to all recorded matters and all physical conditions in existence on the closing date for such sale to HEP Tulsa of the Real Property, plus any other such matters as HEP Tulsa may approve in writing, which approval will not be unreasonably withheld;
          (iii) unless otherwise agreed to by the Parties, the closing date for the purchase of the Real Property shall occur no later than the latter of (A) 90 days following receipt by HEP Tulsa of written notice by Tulsa Refining of its intention to exercise its option to sell the Real Property pursuant to this Section 6 and (B) 15 days following receipt by Tulsa Refining and/or HEP Tulsa of all necessary consents, approvals, or permits necessary to convey the Real Property to HEP Tulsa as set out in this Section 6;
          (iv) Tulsa Refining, at its expense, shall cause the Real Property to be subdivided if and as to the extent required under applicable law, taxed as one or more separate tax parcels distinct from any other portion of the Tulsa Refinery, and otherwise cause the Real Property to comply with all legal requirements necessary to convey fee title of the Real Property to HEP Tulsa, and HEP Tulsa shall reasonably cooperate with respect thereto; the terms and conditions of this Section 6(b)(iv) shall survive the closing and the delivery of the deed contemplated under this Section 6;
          (v) Tulsa Refining shall execute, have acknowledged and deliver to HEP Tulsa (A) a special warranty deed on the closing date for the sale of the Real Property conveying the Real Property unto HEP Tulsa free and clear of all encumbrances created or allowed by Tulsa Refining other than those set forth in Section 6(b)(ii) above and reserving for Tulsa Refining an easement in, on, under and over the Real Property for the use, operation, maintenance, repair, replacement, and location of any rail lines existing as of the date of such conveyance, and (B) an access agreement in favor of HEP Tulsa granting access rights comparable to the access rights granted in the License Agreement and otherwise reasonably acceptable to both HEP Tulsa and Tulsa Refining;
          (vi) subject to the requirements set forth in Section 6(b)(ii) and Section 6(b)(v)(A), the sale of the Real Property shall be made on an “as is,” “where is” and “with all faults” basis, and the instruments conveying the Real Property shall contain appropriate disclaimers;
          (vii) the termination of the Tulsa Throughput Agreement, if applicable;
          (viii) neither HEP Tulsa nor Tulsa Refining shall have any obligation to sell or buy the Real Property if any required written consents of governmental authorities and other third parties have not been obtained or such sale or purchase is prohibited by Applicable Law; and
          (ix) the sale of the Real Property shall be subject to the receipt of any consents or waivers required pursuant to the Second Amended and Restated Credit Agreement, dated as of April 7, 2009, among Holly Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, UBS Loan Finance LLC and U.S. Bank National Association, as Co-Documentation Agents, and Union Bank of California, N.A. and Compass Bank, as Syndication Agents, as such agreement may be amended, restated, otherwise modified or refinanced from time to time.
     (c) Tulsa Refining and HEP Tulsa shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the third business day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that such delay shall not exceed 120 days and, if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, by such 120th day, then Tulsa Refining may notify HEP Tulsa that it is waiving its option to sell the Real Property and thereafter neither Tulsa Refining nor HEP Tulsa shall have any further obligation under this Section 6 with respect to Tulsa Refining’s prior election to sell the Tulsa Loading Racks.

     (d) At the request of either party hereto, Tulsa Refining and HEP Tulsa shall execute and acknowledge a memorandum evidencing the existence of the put option rights and obligations under this Section 6, such memorandum to be in a form that can be recorded in the real property records of Tulsa County, Oklahoma and otherwise reasonably acceptable to each party; thereafter the party requesting such memorandum shall be authorized and permitted to record such memorandum in the real property records of Tulsa County, Oklahoma.
     Section 7. Required Action; No Other Rights
     The Parties agree that they will cooperate with the reasonable due diligence efforts of any Person acquiring the Tulsa Loading Racks pursuant to any Party’s exercise of its rights under this Agreement to purchase or sell the Tulsa Loading Racks.
     Section 8. Effectiveness and Term
     This Agreement shall be effective as of August 1, 2009 and shall terminate simultaneously with the termination of the Tulsa Throughput Agreement, including an extensions or amendments of such agreement, unless extended by written mutual agreement of the Parties hereto.
     Section 9. Notices
     (a) Any notice or other communication given under this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by documented overnight delivery service, (iii) sent by email transmission, or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (x) if received, on the date of the delivery, with a receipt for delivery, (y) if refused, on the date of the refused delivery, with a receipt for refusal, or (z) with respect to email transmissions, on the date the recipient confirms receipt. Notices or other communications shall be directed to the following addresses:
Notices to Tulsa Refining:
Holly Refining & Marketing — Tulsa LLC
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: David L. Lamp
Email address: president@hollycorp.com
with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

Holly Refining & Marketing — Tulsa LLC
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: General Counsel
Email address: generalcounsel@hollycorp.com
Notices to HEP Tulsa:
HEP Tulsa LLC
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: David G. Blair
Email address: SVP-HEP@hollyenergy.com
with a copy, which shall not constitute notice, but is required in order to give proper notice, to:
HEP Tulsa LLC
100 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: General Counsel
Email address: generalcounsel@hollycorp.com
     (b) Either Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Section 9.
     Section 10. Miscellaneous
     (a) Amendments and Waivers. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by the Parties. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. Any of the exhibits or schedules to this Agreement may be amended, modified, revised or updated by the Parties if each of the Parties execute an amended, modified, revised or updated exhibit or schedule, as applicable, and attach it to this Agreement. Such amended, modified, revised or updated exhibits or schedules shall be sequentially numbered (e.g. Exhibit A-1, Exhibit A-2, etc.), dated and appended as an additional exhibit or schedule to this Agreement and shall replace the prior exhibit or schedule, as applicable, in its entirety, except as specified therein. No failure or delay in exercising any right hereunder, and no course of conduct, shall operate as a waiver of any provision of this Agreement. No single or partial exercise of a right hereunder shall preclude further or complete exercise of that right or any other right hereunder.
     (b) Successors and Assigns.
          (i) This Agreement shall inure to the benefit of, and shall be binding upon, Tulsa Refining, HEP Tulsa and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned without the prior written consent of Tulsa Refining (in the case of any assignment by HEP Tulsa) or HEP Tulsa (in the case of any assignment by Tulsa Refining); provided, however, that (i) HEP Tulsa may make such an assignment (including a partial pro rata assignment) to an Affiliate of HEP Tulsa without Tulsa Refining’s consent, (ii) Tulsa Refining may make such an assignment (including a pro rata partial assignment) to an Affiliate of Tulsa Refining without HEP Tulsa’s consent, (iii) Tulsa Refining may make a collateral assignment of its rights and obligations hereunder and/or grant a security interest in its rights and obligations to all or a portion of the Tulsa Loading Racks to any bona fide third party lender or debt holder, or trustee or representative for any of them without HEP Tulsa’s consent, (iv) HEP Tulsa may make a collateral assignment of its rights hereunder and/or grant a security interest in all or a portion of the Tulsa Loading Racks to a bona fide third party lender or debt holder, or trustee or representative for any of them without Tulsa Refining’s consent, if such third party lender, debt holder or trustee shall have executed and delivered to Tulsa Refining a non-disturbance agreement in such form as is reasonably satisfactory to Tulsa Refining and such third party lender, debt holder, or trustee, (v) HEP Tulsa may assign all of its rights and obligations under this Agreement to any Person to whom it transfers the Tulsa Loading Racks without Tulsa Refining’s consent, and (vi) Tulsa Refining may assign all of its rights and obligations under this Agreement to any third party(ies) that acquire the Tulsa Refinery without HEP Tulsa’s consent. Any attempt to make an assignment otherwise than as permitted by the foregoing shall be null and void. The Parties agree to require their respective successors, if any, to expressly assume, in a form of agreement reasonably acceptable to the other Party, their obligations under this Agreement.
          (ii) HEP Tulsa agrees that it will require any Person to whom it transfers the Tulsa Loading Racks to expressly assume all of HEP Tulsa’s obligations under this Agreement and the Tulsa Throughput Agreement, in a form of agreement reasonably acceptable to Tulsa Refining.
     (c) Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.
     (d) Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.
     (e) Arbitration Provision. Except as permitted under Section 10(i), any and all Arbitrable Disputes must be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 10(e) and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 10(e) will control the rights and obligations of the Parties. Arbitration must be initiated within the time limits set forth in this Agreement, or if no such limits apply, then within a reasonable time or the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a Party (“Claimant”) serving written notice on the other Party (“Respondent”) that the Claimant elects to refer the Arbitrable Dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator

Claimant has appointed. The Respondent shall respond to Claimant within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (i) be neutral parties who have never been officers, directors or employees of any of Tulsa Refining, HEP Tulsa or any of their Affiliates and (ii) have not less than seven (7) years experience in the energy industry. The hearing will be conducted in Dallas, Texas and commence within thirty (30) days after the selection of the third arbitrator. Tulsa Refining, HEP Tulsa and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind. The Arbitrable Disputes may be arbitrated in a common proceeding along with disputes under other agreements between Tulsa Refining, HEP Tulsa or their Affiliates to the extent that the issues raised in such disputes are related. Without the written consent of the Parties, no unrelated disputes or third party disputes may be joined to an arbitration pursuant to this Agreement.
     (f) Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.
     (g) Headings. Headings of the Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever. All references in this Agreement to Sections are to Sections of this Agreement unless otherwise stated.
     (h) Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT AND EXCEPT FOR CLAIMS MADE BY THIRD PARTIES WHICH SHALL NOT BE LIMITED BY THIS PARAGRAPH, THE PARTIES AGREE THAT THE RECOVERY BY ANY PARTY OF ANY LIABILITIES, DAMAGES, COSTS OR OTHER EXPENSES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH OR NONFULFILLMENT BY A PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS OR OTHER OBLIGATIONS UNDER THIS AGREEMENT, SHALL BE LIMITED TO ACTUAL DAMAGES AND SHALL NOT INCLUDE OR APPLY TO, NOR SHALL ANY PARTY BE ENTITLED TO RECOVER, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION OR DIMINUTION IN VALUE) SUFFERED OR INCURRED BY ANY PARTY; PROVIDED, HOWEVER, THAT SUCH RESTRICTION AND LIMITATION SHALL NOT APPLY TO

(x) A THIRD PARTY CLAIM FOR SUCH INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR (y) INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES THAT ARE A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE OTHER PARTY OR ITS AFFILIATES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION OR DIMINUTION IN VALUE).
     (i) Security Agreement. This Agreement constitutes a “Security Agreement” on the Tulsa Loading Racks as personal property within the meaning of the UCC and other applicable law. To this end, HEP Tulsa grants to Tulsa Refining a security interest in the Tulsa Loading Racks to secure the performance of HEP Tulsa hereunder, and agrees that Tulsa Refining shall have all the rights and remedies of a secured party under the UCC with respect to the Tulsa Loading Racks. If HEP Tulsa fails to convey, transfer and assign the Tulsa Loading Racks in accordance with the provisions of this Agreement, then Tulsa Refining shall be permitted to foreclose on the Tulsa Loading Racks in accordance with and as permitted under the UCC. Any notice of sale, disposition or other intended action by Tulsa Refining with respect to the Tulsa Loading Racks sent to HEP Tulsa at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to HEP Tulsa. HEP Tulsa hereby irrevocably authorizes Tulsa Refining at any time and from time to file in any filing office in any UCC jurisdiction one or more financing or continuation statements and amendments thereto, relative to all or any part of the Tulsa Loading Racks, without the signature of HEP Tulsa where permitted by law. Tulsa Refining acknowledges and agrees that its security interest in the Tulsa Loading Racks granted hereunder (i) is automatically subordinate to the security interest of Union Bank, N.A. in the Tulsa Loading Racks until the termination or expiration of the Amended and Restated Credit Agreement dated as of August 27, 2007, as amended from time to time, among Holly Energy Partners — Operating, L.P., as Borrower, the financial institutions party thereto, and Union Bank, N.A., formerly known as Union Bank of California, N.A., as Administrative Agent, Issuing Bank and Sole Lead Arranger and (ii) is subject to any Subordination, Non-Disturbance and Attornment Agreement entered into among Union Bank, N.A., as administrative agent, and Tulsa Refining. Tulsa Refining further agrees to subordinate its security interest in the Tulsa Loading Racks granted hereunder to any future security interest in the Tulsa Loading Racks granted by HEP Tulsa in favor of any third-party providing financing to HEP Tulsa, so long as the holder of such future financing executes and delivers to Tulsa Refining a subordination, non-disturbance and attornment agreement recognizing and agreeing not to disturb Tulsa Refining’s rights under this Agreement and the Tulsa Throughput Agreement, and otherwise being in form and substance reasonably acceptable to Tulsa Refining.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date first written above.

HOLLY REFINING & MARKETING — TULSA LLC
By:	/s/ David L. Lamp
David L. Lamp
President

HEP TULSA LLC
By:	/s/ David G. Blair
David G. Blair
Senior Vice President

Signature Page 1 of 1 to the Tulsa Purchase Option Agreement

EXHIBIT A
SUMMARY OF EXERCISABILITY OF THE PURCHASE OPTION AND PUT RIGHTS
     For ease of reference, following is a summary of the time of exercisability of the purchase option pursuant to Section 2 and the put rights pursuant to Section 5 and Section 6:
•	Pursuant to Section 2, Tulsa Refining may elect to purchase the Tulsa Loading Racks by providing prior written notice to HEP Tulsa of its desire to so purchase the Tulsa Loading Racks not more than twenty-four (24) months and not less than twelve (12) months prior to the date of termination of this Agreement.

•	Pursuant to Section 5(a), HEP Tulsa may elect to sell the Tulsa Loading Racks to Tulsa Refining by providing prior written notice to Tulsa Refining of its desire to so sell the Tulsa Loading Racks not less than six (6) months prior to the date of termination of this Agreement.

•	Pursuant to Section 6, Tulsa Refining may elect to sell the Real Property to HEP Tulsa by providing prior written notice to HEP Tulsa of its desire to so sell the Real Property not more than six (6) months and not less than twenty (20) days prior to the date of termination of this Agreement. Tulsa Refining’s option to sell the Real Property to HEP Tulsa may not be exercised (i) if Tulsa Refining has exercised its option to purchase the Tulsa Loading Racks pursuant to Section 2 or Section 3, (ii) if HEP Tulsa has exercised its right to sell the Tulsa Loading Racks to Tulsa Refining pursuant to Section 5(a), (iii) with respect to the real property underlying the Sale Assets which Tulsa Refining has exercised its right of first refusal to purchase pursuant to Section 4, or (iv) at any time prior to that date which is six (6) months prior to the date of scheduled termination of this Agreement.

•	Pursuant to Section 5(b), if Tulsa Refining has exercised its option pursuant to Section 6 to sell the Real Property to HEP Tulsa, then HEP Tulsa may elect to sell the Tulsa Loading Racks to Tulsa Refining by providing written notice to Tulsa Refining of its desire to so sell the Tulsa Loading Racks within fifteen (15) days following its receipt of the Real Property Put Right Notice. In the event HEP Tulsa duly exercises its option to sell the Tulsa Loading Racks to Tulsa Refining pursuant to Section 5(b), then Tulsa Refining’s exercise of its option to sell the Real Property to HEP Tulsa pursuant to Section 6 shall automatically be voided and of no further force and effect.
In the event of any conflict between the terms of this Exhibit A and the terms of Section 2, Section 5 or Section 6, the terms and provisions of Section 2, Section 5 and Section 6, as applicable, shall control.